Exhibit 5.1
[Akerman LLP Letterhead]

July 31, 2015

ARMOUR Residential REIT, Inc.
3001 Ocean Drive, Suite 201
Vero Beach, Florida 32963

Re: Post-Effective Amendment No. 1 to Form S-8 Registration Statements

Ladies and Gentlemen:

We have acted as counsel to ARMOUR Residential REIT, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statements on Form S-8 (together with the Amendment, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of an aggregate of 15,000,000 shares (the “Shares”) of the Company's common stock, par value $0.001 per share (the “Common Stock”), that may be issued pursuant to the Company's Second Amended and Restated 2009 Stock Incentive Plan (the “Plan”). On July 31, 2015, the Company completed a one-for-eight reverse stock split of its common stock (the “Reverse Stock Split”). Accordingly, the Amendment is being filed to proportionately reduce the number of shares of Common Stock covered by the Registration Statement. As a result, as of July 31, 2015, on a post-reverse split basis, the Registration Statement will cover a maximum of 1,875,000 shares (the “New Shares”) of Common Stock. This opinion is being issued pursuant to the requirements of the Securities Act.

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have considered necessary in order to enable us to render this opinion, including: (i) the Registration Statement, (ii) the Company's Articles of Amendment and Restatement to date (the “Articles”), (iii) the Company's By-laws, as amended and restated to date, (iv) resolutions of the Board of Directors of the Company relating to the Registration Statement and the proposed registration, issuance and sale of the New Shares (the “Resolutions”), (v) certificates of public officials and certificates of officers or other representatives of the Company, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate to form the basis for the opinions set forth herein.

In rendering the opinions set forth herein, we have relied, without investigation, on each of the following assumptions: (a) the legal capacity of each natural person to take all actions required of each such person in connection with the Registration Statement and the registration, issuance and sale of the New Shares; (b) the genuineness of each signature, the completeness of each document submitted to us, the authenticity of each document reviewed by us as an original,

ARMOUR Residential REIT, Inc.
July 31, 2015

the conformity to the original of each document reviewed by us as a copy and the authenticity of the original of each document received by us as a copy; (c) as to matters of fact, the truthfulness of the factual statements of the Company made in the Registration Statement and in the certificates of public officials and officers of the Company; and (d) that the total number of shares of Common Stock issued and outstanding after the issuance of any of the New Shares will not exceed the number of shares of Common Stock that the Company then has the authority to issue under the Articles.

Based on the foregoing, and subject to the assumptions qualifications and limitations stated herein, we are of the opinion that the New Shares have been duly authorized and, when issued and delivered in accordance with the Articles and the Resolutions, will be validly issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland and the federal securities laws of the Unites States of America, as in effect on the date hereof.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished to you for your benefit in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.
We hereby consent to the filing of this opinion letter with the Commission in connection with the filing of the Registration Statement referred to above. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.

Sincerely,

/s/ Akerman LLP